                                                                    Exhibit 99.1

                RUBIO'S(R) REPORTS 1.6% INCREASE IN Q1 COMPARABLE
                        STORE SALES AND MEETS Q1 GUIDANCE

CARLSBAD, CA - May 8, 2003 - Rubio's Restaurants, Inc. (Nasdaq: RUBO) today announced that revenues of $30.5 million for the 13 weeks ended March 30, 2003 increased 2% over revenues of $29.9 million for the same period last year. Comparable store sales increased 1.6% over the same period a year ago, which is within the comparable store sales guidance of 1% to 2%, released in mid-March. "We were very pleased to post positive comparable sales in Q1, particularly during a time of political and economic uncertainty and when many restaurant/retail companies posted same store sales declines," said Sheri Miksa, president of Rubio's. "These positive comp sales trends are evidence that our "Evolution" strategy continues to strengthen our overall business. The Evolution initiative provides larger portions, more grilled chicken, steak and HealthMex(R) items and our new roasted chipotle salsa."

The company also announced net income of $56,000, or $0.01 per share for the 13 weeks ended March 30, 2003, compared to net income of $427,000 or $0.05 per share for the same period a year ago. The earnings per share of $0.01 is within the company's previous guidance of $0.01-$0.03 range previously announced on March 12, 2003. "While the comp sales trends were positive, they were not as strong as we had anticipated and we believe the shortfall was primarily due to three factors: slowdown in retail activity, rollovers of previous deep-discount promotions and poor weather in California (rain) and in the mountain states," said Miksa. "In addition, we had a number of planned one-time charges during the quarter related to our Evolution initiative and our company-wide reorganization. These primary factors had a larger impact on overall profitability due to softer sales earlier in the quarter. Despite these impacts, our quarterly EPS was within the projected range. Our strategy was to complete the Evolution investments early in the year to obtain the maximum sales benefit for as much of the fiscal year as possible. From this improved operational and competitive foundation, we can now continue our focus on building sales with our new marketing campaign, initially featuring our $5.99 Fajita Fiesta on television and radio."

The company opened two new restaurants during the first quarter, one in Escondido, California (San Diego area) and one in Emeryville, California (San Francisco/Oakland area). The company expects to open an additional six to eight company-owned restaurants this year, utilizing their new prototype design, introduced in Q4 of 2002.

Conference Call

The company will host a conference call on Thursday, May 8, 2003 at 10:00 a.m. Pacific Time to discuss first quarter earnings. For those wishing to listen, the conference call will be broadcast live over the Internet at www.vcall.com. A recording of the conference call will also be available for twelve months through our website, www.rubios.com, under the Investor Relations section by clicking on www.vcall.com.

About Rubio's Fresh Mexican Grill

Rubio's Fresh Mexican Grill is a leader in the high-quality quick-casual fresh Mexican grill segment. Bold, distinctive and delicious Baja-style flavor is the hallmark of Rubio's Fresh Mexican Grill. The "Flavor Leader" within the quick-casual fresh Mexican grill category, Rubio's serves a range of flavorful, Baja-style foods including the now "World Famous Fish Taco", and great chargrilled chicken and steak products like burritos, salads, bowls and quesadillas. Also featured is delicious seafood including lobster, shrimp and grilled mahi mahi, as well as a full line of lower-calorie, lower-fat, HealthMex(R) products - all served in a relaxed, warm and inviting atmosphere reminiscent of Baja. Rubio's Fresh Mexican Grill is a publicly traded company (NASDAQ: RUBO) headquartered in Carlsbad, California. Rubio's operates, licenses or franchises 144 restaurants in California, Arizona, Oregon, Colorado, Utah, and Nevada. For more information, visit the website at www.rubios.com

Some of the information in this press release or the related conference call may contain forward-looking statements regarding future events or the future financial performance by the company. Please note that any statements that may be considered forward-looking "guidance" are based on projections, that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based on limited information available to us now, which is subject to change. It should be clearly understood that internal projections on which we base our "guidance" today and our perception of the factors influencing those projects are highly likely to change prior to the end of the year. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. We generally do not update that "guidance" until the next call scheduled for that purpose. Actual results may differ substantially from any such projections that we may provide as a result of various factors including, but not limited to, factors impacting our expectations regarding earnings per share, comparable sales growth and revenues, increased product costs, labor expense and other restaurant costs, the success of our promotions and marketing strategies, our ability to recruit and retain qualified personnel, adverse affects of weather, adequacy of reserves related to closed stores or stores to be sold, increased depreciation, asset writedowns, or implementation costs related to the Rubio's marketing and concept positioning initiatives, our ability to manage ongoing and unanticipated costs, litigation costs, fluctuations in earnings growth on a quarterly basis, our ability to implement a franchise strategy, our ability to open additional or maintain existing restaurants in the coming periods, food commodity prices, competition, and governmental actions regarding minimum wage. These and other factors can be found in our filings with the SEC including without limitation in the "Risk Factors" section of our most recent Form 10-K. The company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

================================================================================

---------------
Contact

Rubio's Restaurants, Inc., Carlsbad
Gary Allen, 760/929-8226

                            RUBIO'S RESTAURANTS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   (UNAUDITED)

                                                         FOR THE THIRTEEN            FOR THE THIRTEEN
                                                           WEEKS ENDED                 WEEKS ENDED
                                                          --------------              --------------
                                                          MARCH 30, 2003              MARCH 31, 2002
                                                          --------------              --------------
RESTAURANT SALES                                             $ 30,405                    $ 29,843
FRANCHISE AND LICENSING REVENUE                                    61                          35
                                                             --------                    --------
TOTAL REVENUE                                                  30,466                      29,878

COSTS AND EXPENSES:
          Cost of sales                                         8,981                       8,330
          Restaurant labor, occupancy and other                17,563                      16,756
          Depreciation and amortization                         1,384                       1,284
          General and administrative expenses                   2,423                       2,707
          Preopening expenses                                      45                          90
          Gain on disposal/sale of property                       (34)                         (1)
                                                             --------                    --------

OPERATING INCOME                                                  104                         712
OTHER EXPENSE - NET                                                10                           1
                                                             --------                    --------

INCOME BEFORE INCOME TAXES                                         94                         711
INCOME TAX EXPENSE                                                 38                         284
                                                             --------                    --------
NET INCOME                                                   $     56                    $    427
                                                             ========                    ========



NET INCOME PER SHARE:
          Basic                                              $   0.01                    $   0.05
                                                             ========                    ========

          Diluted                                            $   0.01                    $   0.05
                                                             ========                    ========



SHARES USED IN CALCULATING NET INCOME
          PER SHARE:

          Basic                                                 9,070                       8,966
                                                             ========                    ========

          Diluted                                               9,131                       9,067
                                                             ========                    ========


                                                                 PERCENTAGE OF RESTAURANT SALES
                                                          FOR THE THIRTEEN           FOR THE THIRTEEN
                                                            WEEKS ENDED                 WEEKS ENDED
                                                          --------------              --------------
                                                          MARCH 30, 2003              MARCH 31, 2002
                                                          --------------              --------------
RESTAURANT SALES                                              100.0%                       100.0%
COSTS AND EXPENSES:
          Cost of sales                                        29.5%                        27.9%
          Restaurant labor, occupancy and other                57.8%                        56.1%
          Depreciation and amortization                         4.6%                         4.3%
          General and administrative expenses                   8.0%                         9.1%
          Preopening expenses                                   0.1%                         0.3%
          Gain on disposal/sale of property                    -0.1%                         0.0%


OPERATING INCOME                                                0.3%                         2.3%
OTHER EXPENSE - NET                                             0.0%                         0.0%

INCOME BEFORE INCOME TAXES                                      0.3%                         2.3%